UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report – June 9, 2010

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610

(Address of principal executive offices)  (Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

Penn National Gaming, Inc. (the “Company” or the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 9, 2010, at 10 a.m., local time, at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103.  Of the 79,203,435 shares of the Company’s common stock outstanding as of the close of business on April 13, 2010, the record date for the Annual Meeting, 74,435,350 shares, or approximately 94%, of the total shares eligible to vote at the Annual Meeting, were represented in person or by proxy.  Three proposals, including one shareholder proposal, were submitted to the shareholders at the Annual Meeting and are described in detail in the Company’s previously filed Proxy Statement for the Annual Meeting.  The following is a brief description of each matter voted upon at the Annual Meeting and the number of votes cast for,  against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter, as applicable.

Election of Directors.  Each of Wesley R. Edens, Robert P. Levy and Barbara Z. Shattuck were elected to hold office, subject to the provisions of the Company’s bylaws, until the Annual Meeting of Shareholders of the Company to be held in the year 2013 and until their respective successors are duly elected and qualified, as follows:

Director	Votes FOR	Votes WITHHELD	Broker Non-Votes
Wesley R. Edens	50,294,160	17,093,801	7,047,389
Robert P. Levy	63,790,377	3,597,584	7,047,389
Barbara Z. Shattuck	44,532,582	22,855,379	7,047,389

Ratify Independent Registered Public Accountants.  The appointment of Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified, as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
74,228,296	156,629	50,425	None

Shareholder Proposal to Declassify the Board of Directors.  The shareholders voted in favor of the proposal presented by a shareholder of the Company asking the Company, in compliance with applicable laws, to take the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year, as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
44,092,075	22,471,242	824,644	7,047,389

Item 8.01.              Other events.

On June 9, 2010, the Board of Directors of the Company (the “Board”) authorized the repurchase of up to $300 million of the Company’s common stock effective immediately and continuing until the Annual Meeting of Shareholders in 2011, unless otherwise extended or shortened by the Board.  The new repurchase program replaces the program authorized by the Board in July 2008 under which the Company repurchased 8,984,984 shares of common stock in open market transactions for approximately $153.8 million at an average price of $17.09 per share.

Under the new repurchase program, purchases may be made from time to time in the open market or in privately negotiated transactions in accordance with applicable securities laws.  The actual number of shares to be purchased, if any, will depend upon market conditions and no assurance can be given that all or any portion of the $300 million authorization will be utilized by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 15, 2010	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer